Table of Contents

As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Schmidt

Chief Executive Officer

1178 Broadway, 3rd Floor

New York, NY 10001

(877) 708-8868

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Max Lindenfeld, Esq. Pearl Cohen Zedek Latzer Baratz LLP 7 Times Square, 19th Floor New York, New York 10036 Tel: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 29, 2025

PRELIMINARY PROSPECTUS

Nixxy, Inc.

380,333 Shares of Common Stock

This registration statement of which the prospectus is a part relates to the resale from time to time by certain selling stockholders named herein (the “Holders”) of up to 380,333 shares (the “Resale Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Nixxy, Inc. (“Company,” “us” or “we). The Resale Shares were initially issued in a private placement.

The Holders may resell or dispose of the Resale Shares to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The Holders will bear the costs of commissions and discounts, if any, attributable to the sale or disposition of the Resale Shares. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares. We will not receive any of the proceeds from the sale of the Resale Shares by the Holders.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NIXX.” On July 24, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.97 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is filed in conjunction with a registration statement that we filed with the Securities and Exchange Commission. Under this registration process, the selling shareholders may from time to time sell up to 380,333 shares in one or more offerings. This prospectus provides you with a general description of the securities that our selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 5 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview

Nixxy Inc., a Nevada corporation (along with its subsidiaries, “we”, “Nixxy”, “the Company”, “us”, and “our”), is a holding company that, through its subsidiaries, has historically operated an On Demand recruiting platform, including on-demand contract recruiting, job board platforms, recruitment education services, and a candidate marketing software. Recently, the Company acquired the license from GoLogiq, Inc. (“GoLogiq”), to operate its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products. Additionally, in February 2025, the Company acquired certain assets from Savitr Tech OU, an Estonian corporation (“Savitr”) specializing in telecommunications and software development, with a focus on billing systems, AI integration, wholesale long distance interconnections and sales, and is the owner of associated and intellectual property.

On March 28, 2025, the Company entered into and closed that certain Asset Purchase Agreement (the “Aqua APA”) with Aqua Software Technologies Inc., a private Canadian corporation (“Aqua Software Technologies”), pursuant to which Nixxy agreed to acquire certain assets related to billing and AI systems, including associated intellectual property. Aqua Software Technologies specializes in telecommunications and software development, with a focus on billings systems, AI integration, wholesale long distance interconnections and sales. Pursuant to the Aqua APA, Nixxy acquired substantially all of Aqua Software Technologies’ assets related to billing and AI systems.

We have three operating subsidiaries: Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”); AuraLink AI, Inc. (“AuraLink”) housing the Company’s new telecom business; and, a controlling interest in Atlantic Energy Solutions, Inc., a Colorado company that is traded on the OTC Markets (OTC:AESO) and is currently in process of being renamed CognoGroup (“Atlantic Energy”). In addition, the Company owns six non-operating subsidiaries: Recruiter.com, Inc., VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”), Recruiter.com OneWire Inc. (“OneWire”), and Recruiter.com Consulting, LLC (“Recruiter.com Consulting”). The Company formed a new subsidiary, AuraLink AI, Inc. (“AuraLink”) to house its new telecom business.

The Company is currently undergoing a strategic transformation, having sold its staffing business in 2023 and its Recruiter.com website in 2024. The Company has begun to substantially shift its focus and direction, as represented in the license agreement with GoLogiq, as described herein, the sale of the Recruiter.com brand, and the acquisition of Savitr technology and assets. These developments reflect a major shift in our core revenue lines and business focus and a significant transition in our strategic priorities and operational framework, indicating a fundamental change in the Company's trajectory.

These acquisitions and new relationships demonstrate Nixxy’s changing strategic focus. We have sold or spun out many of our legacy recruitment businesses and continue to undergo an internal reorganization (the “CognoGroup Spin-out”) to separate our historical assets from our new technology operations. Through these developments, we aim to reposition ourselves as a telecom and AI-technology innovator while retaining partial interests in our previous ventures.

Recent Developments

Savitr Transaction

On February 19, 2025, the Company entered into an Asset Purchase Agreement with Savitr (the “Savitr Agreement”). Savitr is a private company specializing in telecommunications and software development, with a focus on billing systems, AI integration, wholesale long distance interconnections and sales; and is the owner of associated and intellectual property. Pursuant to the Savitr Agreement, the Company acquired 100% of Savitr’s assets related to billing and AI systems, hereby referred to as “TKOS Systems.” The software acquired from Savitr includes AI integration, wholesale long distance contracts, and the accompanying interconnections in identified contracts, and associated intellectual property as defined therein.

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Mexedia Agreement

On February 24, 2025, Nixxy, Inc. (the “Company” or “Nixxy”) announced that it entered into a twelve-month contract with Mexedia SpA (“Mexedia”), an Italian technology and communications provider (the “Mexedia Agreement”).

Under the Mexiedia Agreement, commencing on or before May 1, 2025, the Company may provide Mexedia SMS services over its newly integrated cloud-based platform that helps carriers and operators aggregate wholesale SMS messaging. The Company has engineered its port provisioning to scale dynamically and support up to $10,000,000 in revenue per month for twelve calendar months. The Mexedia Agreement will renew automatically thereafter, subject to either party's right of termination upon proper notice. The Company will also be layering its enhanced AI platform for dynamic billing and quality and price-based routing, with the multitude of carriers it interconnects with.

Aqua Software Agreement

On March 28, 2025, the Company entered into an Asset Purchase Agreement with Aqua Software Technologies Inc., a private Canadian corporation. Pursuant to the Agreement, the Company agreed to acquire certain billing and AI software assets, including associated intellectual property. The purchase price consisted of $50,000 in cash payable on close and the remaining $50,000 payable within the 30 days of closing, and the equity consideration of $3,800,000 payable in restricted shares of the Company’s common stock. The number of shares to be issued shall be determined by dividing the purchase price by the closing price of Company’s shares on NASDAQ on March 28, 2025, of $1.82 per share, which amounts to a total number of shares to be issued being 2,087,912 Shares. The transaction was executed on March 29, 2025.

CognoGroup Spin-Off

On February 12, 2024, our Board of Directors approved a reorganization of the Company (the “Reorganization”), which the shareholders subsequently approved, that contemplates segregating certain existing business assets and certain liabilities into our subsidiary, Atlantic Energy Solutions, Inc. (“Atlantic Energy”), and thereafter effecting a spin-out of that entity. Following such spin-out, Atlantic Energy is expected to be renamed as CognoGroup, Inc. (“CognoGroup”), and we refer to the contemplated transaction as the “CognoGroup Spin-out.”

The Company remains committed to pursuing a spin-out of its historical business assets to better align the Company’s strategic focus. However, the final structure, scope of assets, and exact liabilities to be included in the CognoGroup Spin-out are currently under strategic evaluation. As previously contemplated, substantially all of the Company’s historical business and operations (including, for example, Mediabistro, Job Mobz stock, CandidatePitch, and RecruitingClasses.com) would be transferred to CognoGroup, excluding certain technology licenses (such as the GoLogiq license) and certain newly acquired assets (such as shares of Savitr).

Management remains committed to undertaking the CognoGroup Spin-out in a manner that best serves the interests of our shareholders. Nevertheless, the timing, feasibility, and ultimate terms of the transaction are still being evaluated, and evolving market conditions, regulatory considerations, or strategic imperatives may necessitate modifications to the structure or composition of the proposed spin-out. Accordingly, there can be no assurance that the Company will complete the CognoGroup Spin-out or otherwise consummate the transaction in its currently proposed form, if at all.

Corporate History

We were incorporated in January 2015 as a Delaware corporation. Effective March 31, 2019 (the “Effective Date”), we completed a merger with Recruiter.com, Inc. (“Pre-Merger Recruiter.com”), an affiliate of the Company, pursuant to a Merger Agreement and Plan of Merger, dated March 31, 2019 (the “Merger”). At the effective time of the Merger, our newly formed wholly owned subsidiary merged with and into Pre-Merger Recruiter.com, with Pre-Merger Recruiter.com continuing as the surviving corporation and as our wholly owned subsidiary.

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Following the Merger, on May 9, 2019, we changed our corporate name to Recruiter.com Group, Inc. Our fiscal year end was also changed, as of the Effective Date, from March 31 to December 31.

Immediately prior to the completion of the Merger, Pre-Merger Recruiter.com owned approximately 98% of our outstanding shares of common stock (“Common Stock”). The Merger did not result in a change of control of our Company, as the principal stockholders of Pre-Merger Recruiter.com had controlled the Company since October 2017 and the Merger simply increased their control. In addition, our President and Chief Financial Officer served as the Chief Executive Officer of Pre-Merger Recruiter.com and the majority of our directors at the time were directors (or designees) prior to the Merger. Further, our current Chairman was retained as a consultant prior to the Merger with the understanding that if the Merger occurred, he would be appointed as our Executive Chairman.

On May 13, 2020, we effected a reincorporation from the State of Delaware to the State of Nevada. Following the approval by our stockholders at a special meeting held on May 8, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Recruiter.com Group, Inc., a Nevada corporation and our wholly owned subsidiary (“Recruiter.com Nevada”), pursuant to which we merged with and into Recruiter.com Nevada, with Recruiter.com Nevada continuing as the surviving entity.

On August 4, 2023, the Company approved a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On August 22, 2023, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes with the Nevada Secretary of State to affect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-fifteen (15).

On September 27, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to change the legal name of the Company from Recruiter.com Group, Inc. to Nixxy, Inc., effective as of December 1, 2024.

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Risk Factors

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the period ended March 31, 2025 incorporated herein by reference, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our Common Stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders. Please also read carefully the section above entitled “Forward-Looking Statements.”

Additional Risks Related to This Offering

You may also experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares that could result in further dilution to the investors purchasing our common shares in this offering or result in downward pressure on the price of our common shares. We may sell our common shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue subscription rights, options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those subscription rights, options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The shares of our Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our Common Stock sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, there is no minimum or maximum sales price for shares of our Common Stock to be sold in this offering. Investors may experience a decline in the value of the shares of our Common Stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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The Offering

Shares of Common Stock offered by the Holders:	Up to 380,333 Resale Shares

Common Stock outstanding prior to this offering:	20,833,313 (1)

Common Stock to be outstanding immediately after this offering:	20,833,313 (1)

Terms of the offering:	The Holders will determine when and how they will dispose of any shares of Common Stock registered under this prospectus for resale.

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares.

Risk factors:	Investing in our Common Stock involves significant risks. Before deciding whether to invest in our Common Stock, please read the information contained and incorporated by reference in this prospectus, including under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in any related free writing prospectus and the documents incorporated by reference herein and therein.

Dividend policy:	We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future.

National Securities Exchange Listing:	Our Common Stock is currently listed on Nasdaq under the symbol “NIXX.” We also have warrants that are traded on Nasdaq under the symbol “NIXXW.”

(1)	Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 20,833,313 shares of Common Stock outstanding as of July 25, 2025. The number of shares of Common Stock outstanding after this offering excludes:

•	769,323 shares of Common Stock reserved for future issuance under the 2024 Equity Incentive Plan (the “2024 Plan”), 220,957 reserved for the 2021 Equity Incentive Plan (the “2021 Plan”), and 82,867 reserved for the 2017 Equity Incentive Plan;

•	13,320 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $1.63 per share; and

•	342,828 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $5.08 per share.

Unless otherwise indicated, all information in this prospectus supplement does not include the additional share issuances and shares reserved for future issuance subsequent to July 25, 2025 as set forth above, and further assumes no exercise of outstanding stock options or warrants.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement in which the prospectus is a part (“Prospectus”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Prospectus, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential growth or growth prospects, future research and development, sales and marketing and general and administrative expenses, and our objectives for future operations, are forward-looking statements. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the following:

•	our ability to continue as a going concern;
•	raise additional capital, if needed, to support our operations;
•	the rate and degree of market acceptance of our products and services;
•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	our ability to compete effectively in a competitive industry;
•	our ability to achieve positive cash flow from operations;
•	our ability to continue to meet the Nasdaq Capital Market requirements;
•	our ability to meet our other financial operating objectives;
•	the availability of qualified employees for our business operations;
•	general business and economic conditions;
•	our ability to meet our financial obligations as they become due;
•	positive cash flows and financial viability of our operations and new business opportunities;
•	ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;
•	raise additional capital, if needed, to support our operations;
•	our ability to be successful in new markets;
•	our ability to avoid infringement of intellectual property rights;
•	the positive cash flows and financial viability of our operations and new business opportunities;
•	continued demand for services of recruiters;
•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;
•	our ability to operate our platforms (the “Platform”) free of security breaches; and
•	our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and /or assets with our business.

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We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Item 1A, Risk Factors” in our Annual Report on Form 10-K. Readers are urged to carefully review and consider the various disclosures made in this Prospectus and in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”) that disclose risks and uncertainties that may affect our business. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and circumstances discussed in this Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. In addition, the forward-looking statements in this Prospectus are made as of the date of this filing, and we do not undertake, and expressly disclaim any duty, to update such statements for any reason after the date of this Prospectus or to conform statements to actual results or revised expectations, except as required by law.

You should read this Prospectus and the documents that we reference herein and have filed with the SEC as exhibits to this Prospectus with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

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Use of Proceeds

We will not receive any of the proceeds from the sale or other disposition of the Resale Shares held by the Holders pursuant to this prospectus.

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DIVIDEND POLICY

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our board of directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and, subject to a valuation by our board of directors of the present value of the Company’s assets, do not have surplus.

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DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, Articles of Designations of the Series E (the “Series E COD”), and our Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should refer to our Articles of Incorporation, including the Series E COD, our Bylaws, and the applicable provisions of the Nevada Revised Statutes for a complete description of our capital stock. Our authorized capital stock consists of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. Of our preferred stock, 775,000 shares have been designated Series E.

As of July 25, 2025, there were 20,833,313 shares of Common Stock, as of that date, the following: (i) 769,323 shares of Common Stock reserved for future issuance under the 2024 Equity Incentive Plan (the “2024 Plan”), 220,957 reserved for the 2021 Equity Incentive Plan (the “2021 Plan”), and 82,867 reserved for the 2017 Equity Incentive Plan; (ii) 13,320 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $1.63 per share; and (iii) 342,828 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $5.08 per share.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

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Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

As of March 31, 2025 there are no shares of Preferred Stock outstanding.

Series E Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series E (the “Existing Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

Holders of shares of the Existing Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis, subject to a conversion limitation of 4.99%.

Conversion Rights

Each holder of the Existing Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock Each share of the Existing Preferred Stock is convertible into our Common Stock at the conversion price of $4.00 per share, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

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Liquidation Preference

The Existing Preferred Stock has senior liquidation preference rights compared to the Common Stock. Upon a liquidation, the Existing Preferred Stock shares are entitled to receive cash based upon a stated value per share of $20.

Conversion Limitation

A holder of the Existing Preferred Stock may not convert any shares of the Existing Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Existing Preferred Stock, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants traded on the Nasdaq Capital Market is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Philadelphia Stock Transfer, as the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part.  On August 12, 2024, Nevada Agency and Transfer Company (“NATCO”) became the transfer agent of record in respect of the Warrants, and acting warrant agent, with a formal warrant agency agreement with NATCO pending. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Warrants entitle the registered holder to purchase shares of common stock at a price equal to $5.50 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on July 2, 2026.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

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Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of shares of common stock purchasable upon exercise of the Warrants is $5.50, The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Transfer Agent, Warrant Agent and Registrar

Nevada Agency and Transfer Company (“NATCO”) acts as the registrar, transfer agent, and warrant agent in respect of the Warrants. The principal office of NATCO is located at 50 W Liberty St, #880, Reno, NV 89501, and its telephone number is (775) 322-0626.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Holders to sell or otherwise dispose of, from time to time, up to 380,333 Resale Shares.

On June 3, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with Mr. Mike Woloshin (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement (the “Offering”) an aggregate of 267,000 shares of Common Stock at a price per share of $1.50 for total proceeds of $400,500. The Subscription Agreement contains certain registration rights, customary representations and warranties and certain indemnification rights and obligations of the parties.

On June 12, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with Mr. Robert Seguso (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement (the “Offering”) an aggregate of 13,333 shares of Common Stock at a price per share of $1.50 for total proceeds of $20,000. The Subscription Agreement contains certain registration rights, customary representations and warranties and certain indemnification rights and obligations of the parties.

On June 12, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with Mr. Frank Crivello (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement (the “Offering”) an aggregate of 100,000 shares of Common Stock at a price per share of $1.50 for total proceeds of $150,000. The Subscription Agreement contains certain registration rights, customary representations and warranties and certain indemnification rights and obligations of the parties.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the Holders named in the table below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The number of shares of Common Stock beneficially owned prior to the offering for each Holder includes (i) all shares of our Common Stock held by such Holder as of July 28, 2025, and (ii) all shares of our Common Stock issuable to such Holder upon the exercise of common warrants. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

The beneficial ownership information presented in the table below is as of July 21, 2025. The Holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock since the date on which the information in the table below is presented. Information about the Holders may change over time.

Name of Holder	Number of Common Shares Beneficially Owned Prior to Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Michael Woloshin	670,747	267,000	403,747	1.94%
Robert Seguso	1,090,667	13,333	1,104,000	5.24%
Frank Crivello	100,000	100,000	0	*

* Less than 1%

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Plan Of Distribution

The Holders, and its pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the Resale Shares covered by this prospectus. Registration of the Resale Shares covered by this prospectus does not mean, however, that those Resale Shares necessarily will be offered or sold.

The Resale Shares covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the Nasdaq Capital Market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the Holders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the Resale Shares by a broker-dealer as principal and resales of the Resale Shares by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the Holders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Resale Shares covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

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Legal Matters

The validity of the securities being offered by this prospectus will be passed upon by Pearl Cohen Latzer Zedek Baratz LLP.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for each of the two years ended December 31, 2024 and 2023, incorporated by reference in the registration statement of which this prospectus is a part have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.nixxy.com/investor-relations. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in a prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus t is completed, including all filings made after the date of this prospectus. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, and amended on April 21, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 22, 2025, January 30, 2025, February 21, 2025, February 26, 2025, March 7, 2025, April 2, 2025, April 14, 2025, April 25, 2025, May 12, 2025, May 28, 2025, June 6, 2025, June 6, 2025, June 13, 2025 and June 30, 2025.

•	the description of our Common Stock, which is contained in our registration statement on Form 8-A filed with the Commission on June 29, 2021, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act, as amended, shall be incorporated by reference into this prospectus.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus. You may obtain copies of these filings, at no cost, by contacting us at:

Nixxy, Inc.

1178 Broadway, 3rd Floor

New York, NY 10001

Attention: Corporate Secretary

(877) 708-8868

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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Nixxy, Inc.

380,333 Shares of Common Stock

, 2025.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the registrant, in connection with the offering of the securities pursuant to this Registration Statement:

SEC registration fee	$125
Legal fees and expenses (1)	25,000
Accounting Fees (1)	10,000
Printing and Miscellaneous Fees (1)	2,000
Total	$37,125

(1) The fees in the above table are estimated as permitted under Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Item 16. Exhibits.

(a)

EXHIBIT INDEX

Exhibit		Incorporated by Reference	Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

2.1	Agreement and Plan of Merger, by and between Recruiter.com Group, Inc., a Delaware corporation and Recruiter.com Group, Inc., a Nevada corporation, and a wholly owned subsidiary of the Company, resulting in the Company’s reincorporation from the State of Delaware to the State of Nevada	10-K	3/9/21	2.1
2.2	Technology License and Commercialization Agreement between Recruiter.com Group, Inc. and GoLogiq, Inc., dated February 23, 2024	8-K	02/16/24	2.1
2.3	Stock Purchase Agreement, by and between Recruiter.com Group, Inc. and GoLogiq Inc., dated June 5, 2023.	8-K	06/05/23	2.1
2.4	Asset Purchase Agreement, dated as of August 16, 2023, by and between Recruiter.com Group, Inc. and Job Mobz Inc.	8-K	08/16/23	21
5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP				Filed
21.1	Subsidiaries	10-K	3/9/21	21.1
23.1	Consent of Salberg & Company, P.A.				Filed
23.2	Consent of Pearl Cohen Zedek Latzer Baratz LLP (included in Exhibit 5.1)				Filed
24.1	Power of Attorney				Filed
97.1	Policy Relating to Recovery of Erroneously Awarded Compensation	10-K/A	4/21/25	97.1
101.INS	XBRL Instance Document				Filed
101.SCH	XBRL Taxonomy Extension Schema Document				Filed
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				Filed
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				Filed
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				Filed
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				Filed
104	Cover Page Interactive Data File (embedded within the inline document and included in Exhibit 101)
107	Filing Fee Table				Filed

*	Management contract or compensatory plan or arrangement.
**	This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.
+	Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplemental to the Securities and Exchange Commission staff upon request.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto on July 29, 2025.

NIXXY, INC.

By:	/s/ Mike Schmidt
Mike Schmidt
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mike Schmidt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Schmidt	Chief Executive	July 29, 2025
Mike Schmidt	Officer & Director
(Principal Executive Officer)

/s/ Adam Yang	Chief Financial Officer	July 29, 2025
Adam Yang	(Principal Financial and Accounting
Officer)

/s/ Evan Sohn	Director	July 29, 2025
Evan Sohn

/s/ Lillian Mbeki	Director	July 29, 2025
Lillian Mbeki

/s/ Ashissh Raichura	Director	July 29, 2025
Ashissh Raichura

/s/ Miles Jennings	Director	July 29, 2025
Miles Jennings

/s/ Elsa Sung	Director	July 29, 2025
Elsa Sung

/s/ David Kratochvil	Director	July 29, 2025
David Kratochvil

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